TRINITY CAPITAL CORPORATION
2015 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
The Participant specified below has been granted a restricted stock unit award (the "Award") by Trinity Capital Corporation, a New Mexico corporation (the "Company"), under the Trinity Capital Corporation 2015 Long-Term Incentive Plan (the "Plan").  The Award shall be subject to the terms of the Plan and the terms set forth in this Restricted Stock Unit Award Agreement ("Award Agreement").
Section 1.                          Award.  The Company has granted to the Participant the Award of restricted stock units (each such unit, an "RSU"), where each RSU represents the right of the Participant to receive one Share in the future once the Restricted Period ends, subject to the terms of this Award Agreement and the Plan.
Section 2.                          Terms of Restricted Stock Unit Award.  The following words and phrases relating to the Award have the following meanings:
(a)            The "Participant" is ______________________________.
(b)            The "Grant Date" is ______________________________.
(c)            The number of "RSUs" is ______________________________.
Except for words and phrases otherwise defined in this Award Agreement, any capitalized word or phrase in this Award Agreement has the meaning set forth in the Plan.
Section 3.                          Restricted Period.
(a)            The "Restricted Period" for each installment of RSUs set forth in the table immediately below (each, an "Installment") shall begin on the Grant Date and end as described in the schedule set forth in the table immediately below; provided that the Participant's Termination of Service has not occurred prior thereto:
Installment	Restricted Period will end on:
33% of RSUs	Twelve (12) months following the Grant Date; provided, Net Income at Los Alamos National Bank was a minimum of $1.00 for the year ended 2016.
33% of RSUs	Twenty-Four (24) months following the Grant Date; provided, Net Income at Los Alamos National Bank was a minimum of $1.00 for the year ended 2017.
33% of RSUs	Thirty-Six (36) months following the Grant Date; provided, Net Income at Los Alamos National Bank was a minimum of $1.00 for the year ended 2018.

(b)            Notwithstanding the foregoing provisions of this Section 3, the Restricted Period for all the RSUs shall cease immediately and such RSUs shall become fully vested immediately upon the Participant's Termination of Service due to the Participant's Disability or the Participant's death.
(c)            Upon a Change in Control, the Award shall be treated in accordance with Section 4.1 of the Plan.
(d)            Except as set forth in Section 3(b) and Section 3(c) above, if the Participant's Termination of Service occurs prior to the expiration of one or more Restricted Periods, the Participant shall forfeit all right, title, and interest in and to any Installment(s) still subject to a Restricted Period as of such Termination of Service.
Section 4.                          Settlement of RSUs.  Delivery of Shares or other amounts under this Award Agreement and the Plan shall be subject to the following:
(a)            Delivery of Shares.  The Company shall deliver to the Participant one Share free and clear of any restrictions in settlement of each of the vested and unrestricted RSUs within 30 days following the end of the respective Restricted Period.
(b)            Compliance with Applicable Laws.  Notwithstanding any other term of this Award Agreement or the Plan, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under this Award Agreement or the Plan unless such delivery or distribution complies with all applicable laws and the applicable rules of any securities exchange or similar entity.
(c)            Certificates Not Required.  To the extent that this Award Agreement and the Plan provide for the issuance of Shares, such issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.
Section 5.                          Withholding.  All deliveries of Shares pursuant to the Award shall be subject to withholding of all applicable taxes.  The Company shall have the right to require the Participant (or if applicable, permitted assigns, heirs, and Designated Beneficiaries) to remit to the Company an amount sufficient to satisfy any tax requirements prior to the delivery date of any Shares in connection with the Award.  As permitted by the Committee from time to time, such withholding obligation may be satisfied at the election of the Participant (a) through cash payment by the Participant, (b) through the surrender of Shares that the Participant already owns, or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the Company's minimum statutory withholding obligation.
Section 6.                          Non-Transferability of Award.  The Award, or any portion thereof, is not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order.  Except as provided in the immediately preceding sentence, the Award shall not be assigned, transferred, pledged, hypothecated, or otherwise disposed of by the Participant in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment, or similar process.  Any attempt at assignment, transfer, pledge, hypothecation, or other disposition of the Award contrary to the provisions hereof, or the levy of any attachment or similar process upon the Award, shall be null and void and without effect.
Section 7.                          Dividend Equivalents.  The Participant shall be entitled to receive a payment equal in value to any dividends and distributions paid with respect to the RSUs (other than dividends and distributions that may be issued with respect to Shares by virtue of any corporate transaction, to the extent adjustment is made pursuant to Section 3.4 of the Plan) during the Restricted Period ("Dividend Equivalents"); provided, however, that no Dividend Equivalents shall be payable to or for the benefit of the Participant with respect to record dates for such dividends or distributions occurring before the Grant Date or on or after the date, if any, on which the Participant has forfeited the RSUs.  Dividend Equivalents shall be provided at the time the respective dividends or distributions are paid and shall be subject to the same restrictions applicable to the underlying RSUs.
Section 8.                          No Shareholder Rights.  The Participant shall not have any rights of a Shareholder with respect to the RSUs, including but not limited to, voting rights, prior to settlement of the RSUs pursuant to Section 4(a) above.
Section 9.                          Heirs and Successors.  This Award Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and any person acquiring all or substantially all of the Company's assets or business.  If any rights of the Participant or benefits distributable to the Participant under this Award Agreement have not been settled or distributed at the time of the Participant's death, such rights shall be settled for and such benefits shall be distributed to the Designated Beneficiary in accordance with the provisions of this Award Agreement and the Plan.  The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form as the Committee may require.  The Participant's designation of beneficiary may be amended or revoked by the Participant in accordance with any procedures established by the Committee.  If a Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits that would have been provided to the Participant shall be provided to the legal representative of the estate of the Participant.  If a Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the provision of the Designated Beneficiary's benefits under this Award Agreement, then any benefits that would have been provided to the Designated Beneficiary shall be provided to the legal representative of the estate of the Designated Beneficiary.
Section 10.                          Administration.  The authority to manage and control the operation and administration of this Award Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Award Agreement as it has with respect to the Plan.  Any interpretation of this Award Agreement or the Plan by the Committee and any decision made by the Committee with respect to this Award Agreement or the Plan shall be final and binding on all persons.
Section 11.                          Plan Governs.  Notwithstanding any provision of this Award Agreement to the contrary, this Award Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the Company.  This Award Agreement shall be subject to all interpretations, amendments, rules, and regulations promulgated by the Committee from time to time.  Notwithstanding any provision of this Award Agreement to the contrary, in the event of any discrepancy between the corporate records of the Company and this Award Agreement, the corporate records of the Company shall control.
Section 12.                          Not an Employment Contract.  Neither the Award nor this Award Agreement shall confer on the Participant any rights with respect to continuance of employment or other service with the Company or a Subsidiary, nor shall they interfere in any way with any right the Company or a Subsidiary may otherwise have to terminate or modify the terms of the Participant's employment or other service at any time.
Section 13.                          Amendment.  Without limitation of Section 16 and Section 17 below, this Award Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended in writing by the Participant and the Company without the consent of any other person.
Section 14.                          Governing Law.  This Award Agreement, the Plan, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of New Mexico, without reference to principles of conflict of laws, except as superseded by applicable federal law.
Section 15.                          Validity.  If any provision of this Award Agreement is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Award Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.
Section 16.                          Section 409A Amendment.  The Award is intended to be exempt from Code Section 409A and this Award Agreement shall be administered and interpreted in accordance with such intent.  The Committee reserves the right to unilaterally amend this Award Agreement without the consent of the Participant in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A; and the Participant hereby acknowledges and consents to such rights of the Committee.
Section 17.                          Clawback.  The Award and any amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of any applicable Company or Subsidiary clawback policy (the "Policy") or any applicable law, as may be in effect from time to time.  The Participant hereby acknowledges and consents to the Company's or a Subsidiary's application, implementation, and enforcement of (a) the Policy and any similar policy established by the Company or a Subsidiary that may apply to the Participant together with all other similarly situated participants, whether adopted prior to or following the date of this Award Agreement and (b) any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation, and agrees that the Company or a Subsidiary may take such actions as may be necessary to effectuate the Policy, any similar policy, and applicable law, without further consideration or action.
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IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed in its name and on its behalf, and the Participant acknowledges understanding and acceptance of, and agrees to, the terms of this Award Agreement, all as of the Grant Date.
Trinity Capital Corporation
By:
Print Name:
Title:
Participant

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